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                                                                         EX-23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Xpedite Systems, Inc. for the registration of 1,600,000 shares of its common stock and to the incorporation by reference therein of our report dated February 18, 1994, except for Notes 1, 2, 5, 7, 9, 16 and 17 as to which the date is April 16, 1996, with respect to the consolidated financial statements of Swift Global Communications, Inc. and Subsidiary included in its Current Report on Form 8-K dated November 20, 1995, and Amendment Nos. 1, 2, 3 and 4 thereto on Form 8-K/A filed with the Securities and Exchange Commission.

                                    /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

                                   --------------------------------------------
                                       MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                               Certified Public Accountants

New York, New York
July 9, 1996